UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

XSUNX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 330-8060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2018, XsunX, Inc. (the "Company") issued a 10% unsecured convertible promissory note (the “Note”), and entered into a Securities Purchase Agreement (the "Purchase Agreement") with an accredited investor (the “Lender”) in the principal amount of $52,000 (the “Note”) which transactions closed upon the advanced of the principal amount on January 16, 2018. The Note matures on October 20, 2018. The Company has the right to redeem a portion or all amounts outstanding under the Note prior to one hundred and eighty-one days from issuance of the Note under a variable redemption rate premium. After one hundred and eighty days the holder may convert into shares of common stock at a conversion price to be 65% of the average of the two lowest dollar volume weighted average price (“VWAP”) occurring during the fifteen trading days preceding any conversion date by Holder. Upon closing of the transaction, the Company agreed to allow the Investor to retain $2,000 of the advanced sum for Lenders legal expenses.

The Lender agreed that so long as the Note remains outstanding, the Lender, and the Lenders affiliates, will not enter into or effect “short sales” transactions of the common stock which would established a short position with respect to the common shares of the Company.

The foregoing is qualified in its entirety by the form of Note attached as Exhibit 10.1, and the Securities Purchase Agreement attached as Exhibit 10.2, which are incorporated herein by reference.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Conversion of Note

On December 29, 2017, and January 16, 2018, the holder of convertible 10% promissory note originally issued November 20, 2014 converted accrued principal and interest in the amount of $18,581 into 92,907,370 shares of the Company’s common stock. The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a) 2 of the Securities Act since, among other things, the transactions did not involve a public offering.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On January 17, 2018, the Company issued a Press Release (the “Press Release”) announcing the expansion of its direct marketing efforts to include the targeting of cannabis operations in the state of California for the sale of its solar and energy storage solutions. The Company is responding to the passage of California’s Prop. 64 which legalizes recreational use of cannabis, and the anticipation that new cannabis operations will start plugging into the power grid and may require solar power and energy storage solutions to control energy costs.

A copy of the Press Release is attached hereto as Exhibit 99.1

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

10.1	Form of 10% Convertible Promissory Note
10.2	Form of Securities Purchase Agreement
99.1	Press Release by XsunX dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XSUNX, INC.

Date: January 17, 2018	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary